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                                                                      Exhibit 23

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in the below scheduled Form S-8 registration statements of our report dated January 26, 1996, and appearing on page 62 of the Annual Report to Shareholders, on the consolidated financial statements of CNB Bancshares, Inc. incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1995.

                                                               Commission
                                                                  File
                                                                 Number
                                                              -------------

Indiana Bancshares, Inc. 1985 Non-Qualified
  Stock Option Plan and Indiana Bancshares, Inc.
  1990 Stock Option Plan                                         33-47898


CNB Bancshares, Inc. 1992 Incentive Stock
  Option Plan                                                    33-45929

Citizens Incentive Savings Plan                                  33-41514

Valley Bank Stock Option Plan                                    33-38651

King City Federal Savings Bank 1986 Stock Option and
  Incentive Plan                                                 33-89658

King City Federal Savings Bank 1993 Stock Option and
  Incentive Plan                                                 33-89722

UF Bancorp, Inc. 1991 Stock Option and Incentive Plan            33-61685

CNB Bancshares, Inc. 1995 Stock Incentive Plan                   33-60431


/s/ Geo. S. Olive & Co. LLC
---------------------------

Evansville, Indiana
March 26, 1996